Exhibit (10)(RR)
DONEGAL GROUP INC.
2011 EQUITY INCENTIVE PLAN FOR EMPLOYEES
     1. Purpose. The purpose of this 2011 equity incentive plan for employees (this “Plan”) is to encourage the employees of Donegal Group Inc. (the “Company”) and its subsidiaries to acquire a proprietary interest in the growth and performance of the Company, and to continue to align the interests of those employees with the interests of the Company’s stockholders to generate an increased incentive for such person to contribute to the growth, development and financial success of the Company and the member companies of the Donegal Insurance Group, including companies from which the Company or Donegal Mutual assumes 100% quota share reinsurance (the “Group”). To accomplish these purposes, this Plan provides a means whereby employees may receive stock options, stock awards and other stock-based awards that are based on, or measured by, or payable in shares of the Company’s Class A common stock.
     2. Administration.
     (a) Administrators. The Board of Directors of the Company (the “Board”) shall administer this Plan. The Board shall appoint a committee, which initially shall be the compensation committee to assist in the administration of this Plan. The committee, with the advice of the Company’s chief executive officer, shall recommend to the Board the employees to whom the Company should grant awards and the type, size and terms of each grant. The Board has the authority to make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all grantees and all other holders of awards granted under this Plan.
     (b) The Committee. The committee shall be comprised of two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, each member of the committee shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the foregoing, from time to time, the Board may increase or decrease the size of the committee, appoint additional members, remove members, with or without cause, appoint new members, fill vacancies or remove all members of the committee and thereafter directly administer this Plan. The committee shall have those duties and responsibilities assigned to it under this Plan, and the Board may assign to the committee the authority to make certain other determinations and interpretations under this Plan. All decisions, determinations and interpretations of the committee in such cases shall be final and binding on all grantees and all other holders of awards granted under this Plan.

     3. Shares Subject to this Plan.
     (a) Shares Authorized. The total aggregate number of shares of Class A common stock that the Company may issue under this Plan is 3,500,000 shares, subject to adjustment as described below. The Company may issue each of the shares authorized under this Plan pursuant to incentive stock options awards within the meaning of Section 422 of the Code. The shares may be authorized but unissued shares or reacquired shares for purposes of this Plan.
     (b) Share Counting. For administrative purposes, when the Board approves an award payable in shares of Class A common stock, the Board shall reserve, and count against the share limit, shares equal to the maximum number of shares that the Company may issue under the award. If and to the extent options granted under this Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any restricted stock awards are forfeited or terminated, or otherwise are not paid in full, the Company shall make the shares reserved for such awards available again for purposes of this Plan.
     (c) Individual Limits. All awards under this Plan shall be expressed in shares of Class A common stock. The maximum number of shares of Class A common stock with respect to all awards that the Company may issue to any individual under this Plan during any calendar year shall be 250,000 shares, subject to adjustment as described below.
     (d) Adjustments. If any change in the number or kind of shares of Class A common stock outstanding occurs by reason of:
•	a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares;

•	a merger, reorganization or consolidation;

•	a reclassification or change in par value; or

•	any other extraordinary or unusual event affecting the outstanding Class A common stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Class A common stock is substantially reduced as a result of a spinoff or the Company’s payment of any extraordinary dividend or distribution, the maximum number of shares of Class A common stock available for issuance under this Plan, the maximum number of shares of Class A common stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding awards, the kind and number of shares to be issued or issuable under this Plan and the price per share or applicable market value of such grants shall be automatically equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Class A common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Plan and such outstanding grants. The Company shall eliminate any fractional shares resulting from such adjustment. Any adjustments to outstanding awards shall be consistent with Section 409A of the Code, to the extent applicable.
     4. Eligibility for Participation. All employees of the Company and its subsidiaries and the member companies of the Group, including employees who are officers or members of the Board of any of the foregoing companies, shall be eligible to participate in this Plan. The committee shall recommend to the Board the employees to receive awards and the number of shares of Class A common stock subject to each award.
     5. Awards. Awards under this Plan may consist of stock options as described in Section 7, stock awards as described in Section 8 and other stock-based awards as described in Section 9. The committee shall specify the terms and conditions of the award granted to the grantee in an agreement. The award shall be conditioned upon the grantee’s signed agreement to accept the award and to acknowledge that all decisions and determinations of the committee and the Board shall be final and binding on the grantee, his or her beneficiaries and any other person having or claiming an interest under the award. Awards under this Plan need not be uniform as among the grantees. The Board may grant awards that are contingent on, and subject to, stockholder approval of this Plan or an amendment to this Plan.
     6. Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean the last sales price of a share of Class A common stock on the NASDAQ Global Select Stock Market, or NASDAQ, on the day on which the Board is determining the fair market value, as reported by NASDAQ. In the event that there are no transactions in shares of Class A common stock on NASDAQ on such day, the Board will determine the fair market value as of the immediately preceding day on which there were transactions in shares of Class A common stock on that exchange. If shares of common stock are not listed by NASDAQ, the Board shall determine the fair market value pursuant to Section 422 of the Code.
     7. Stock Options. The committee may recommend to the Board the grant of stock options to an employee upon such terms and conditions as the committee deems appropriate under this Section 7.
     (a) Number of Shares. The committee shall recommend the number of shares of Class A common stock that will be subject to each grant of stock options.
     (b) Type of Stock Option, Price and Term. The committee may recommend to the Board the grant of stock options to purchase Class A common stock that the Company intends to qualify as incentive stock options within the meaning of Section 422 of the Code, or incentive stock options, or stock options that the Company does not intend to so qualify, or non-qualified stock options. The committee shall recommend the exercise price of shares of Class A common stock subject to a stock option, which shall be equal to or greater than the fair market value of a share of Class A common stock on the date of grant.
     (c) Exercisability of Stock Options. Each stock option agreement shall specify the period or periods of time within which a grantee may exercise a stock option, in whole or in part, as the Board determines. No grantee may exercise a stock option after ten years from the grant date of the stock option. The Board may accelerate the exercisability of any or all outstanding stock options at any time for any reason.
     (d) Termination of Employment. Except as provided in the stock option agreement, a grantee may exercise a stock option only while the Company, Donegal Mutual or any of their respective subsidiaries employs the grantee. The Board shall specify in the option agreement under what circumstances and during what time periods a grantee may exercise a stock option after employment terminates. If the term of an incentive stock option continues for more than three months after employment terminates due to retirement or more than one year after termination of employment due to death or disability, the stock option shall lose its status as an incentive stock option and the Company shall treat such stock option as a non-qualified stock option.
     (e) Exercise of Stock Options. A grantee may exercise a stock option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The grantee shall pay the exercise price for the stock option:
•	in cash;

•	by delivery of shares of Class A common stock at fair market value, shares of Class B common stock at fair market value, or a combination of those shares, as the committee or the Board may determine from time to time and subject to the terms and conditions as the committee or the Board may prescribe;

•	by payment through a brokerage firm of national standing whereby the grantee will simultaneously exercise the stock option and sell the shares acquired upon exercise through the brokerage firm and the brokerage firm shall remit to the Company from the proceeds of the sale of the shares the exercise price as to which the option has been exercised in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or

•	by any other method the committee or the Board authorizes.
The Company must receive payment for the shares acquired upon exercise of the stock option, and any required withholding taxes and related amounts, by the time the committee specifies depending on the type of payment being made, but in all cases prior to the issuance of the shares.
     (f) Incentive Stock Options. The committee shall recommend other terms and conditions of an incentive stock option as the committee deems necessary or desirable in order to qualify such stock option as an incentive stock option under Section 422 of the Code, including the following provisions, which the committee may omit or modify if no longer required under that section:
•	As determined as of the grant date, the aggregate fair market value of shares subject to incentive stock options that first become exercisable by a grantee during any calendar year, under all plans of the Company, shall not exceed $100,000;

•	The exercise price of any incentive stock option granted to an individual who owns stock having more than 10% of the total combined voting power of all classes of stock of the Company must be at least 110% of the fair market value of the shares subject to the incentive stock option on the grant date, and the individual may not exercise the incentive stock option after the expiration of five years from the date of grant; and

•	The grantee may not exercise the incentive stock option more than three months, or one year in the case of death or disability within the meaning of the applicable Code provisions, after termination of employment.
     8. Stock Awards. The committee may recommend to the Board the issuance of shares of Class A common stock to an employee upon such terms and conditions as the committee deems appropriate under this Section 8. The committee may recommend to the Board the issuance of shares of Class A common stock for cash consideration or for no cash consideration, and subject to restrictions or no restrictions. The committee may recommend conditions under which restrictions on stock awards shall lapse over a period of time or according to other criteria as the committee deems appropriate, including restrictions based upon the achievement of specific performance goals.
     (a) Number of Shares. The committee shall recommend the number of shares of Class A common stock to be issued pursuant to a stock award and any restrictions applicable to the stock award.
     (b) Requirement of Employment. The Board shall specify in the stock award agreement under what circumstances a grantee may retain stock awards after termination of the grantee’s employment and under what circumstances the grantee may forfeit the stock awards.

     (c) Restrictions on Transfer. During the period that the stock award is subject to restrictions, a grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of the stock award except upon death as described in Section 13. Each certificate representing a share of Class A common stock issued under the stock award shall contain a legend giving appropriate notice of the restrictions on the stock award. The grantee shall be entitled to have the legend removed when all restrictions on the shares subject to the stock award have lapsed. The Company may maintain possession of any certificates representing shares subject to the stock award until all restrictions on the shares subject to the stock award have lapsed.
     (d) Right To Vote and To Receive Dividends. The committee shall recommend to what extent, and under what conditions, the grantee shall have the right to vote the shares subject to the stock award and to receive any dividends or other distributions paid on the shares during the restriction period.
     9. Other Stock-Based Awards. The committee may recommend to the Board the grant of other awards that are based on, measured by or payable in Class A common stock to an employee on such terms and conditions as the committee deems appropriate under this Section 9. The committee may recommend to the Board the grant of other stock-based awards subject to achievement of performance goals or other conditions and may be payable in shares of Class A common stock or cash, or a combination of cash and shares, as recommended by the committee in the stock-based award agreement.
     10. Grant Date. The grant date of an award under this Plan shall be the date of the Board of Director’s approval or such later date as may be determined by the Board at the time it authorizes the award. The Board may not make retroactive grants of awards under this Plan. The Company shall provide notice of the award to the grantee within a reasonable time after the grant date.
     11. Withholding. All grants under this Plan shall be subject to applicable federal, including FICA, state and local tax withholding requirements. The Company may require that the grantee or other person receiving or exercising a grant pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to the grant, or the Company may deduct from other wages paid to the grantee the amount of any withholding taxes due with respect to the grants. The Board or the committee may permit a grantee to elect to satisfy the Company’s tax withholding obligations with respect to grants paid in shares of Class A common stock by having shares of Class A common stock withheld, at the time such grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal, including FICA, state and local tax liabilities. The Board or committee will value any shares so withheld as of the date the grants become taxable.

     12. Transferability of Grants. Only the grantee of an award may exercise rights under the award grant during the grantee’s lifetime, and a grantee may not transfer those rights except by will or by the laws of descent and distribution. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee may exercise those rights. Any successor to a grantee must furnish proof satisfactory to the Company of his or her right to receive the award under the grantee’s will or under the applicable laws of descent and distribution.
     13. Requirements for Issuance of Shares. The Company will not issue shares of Class A common stock in connection with any award under this Plan until the issuance of the shares complies with all applicable legal requirements to the satisfaction of the Board. The Board shall have the right to condition any award made to any employee under this Plan on the employee’s undertaking in writing to comply with the restrictions on his or her subsequent disposition of shares subject to the award as the Board shall deem necessary or advisable, and the Company may legend certificates representing those shares to reflect any such restrictions. Certificates representing shares of Class A common stock issued under this Plan will be subject to such stop-transfer orders and other restrictions as applicable laws, regulations and interpretations may require, including any requirement that a legend be placed thereon. No grantee shall have any right as a stockholder with respect to shares of Class A common stock covered by an award until shares have been issued to the grantee.
     14. Amendment and Termination of this Plan.
     (a) Amendments. The Board may amend or terminate this Plan at any time, except that the Board shall not amend this Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. The Board may not, without the consent of the grantee, negatively affect the rights of a grantee under any award previously granted under this Plan.
     (b) No Repricing Without Stockholder Approval. The Board may not reprice stock options nor may the Board amend this Plan to permit repricing of options unless the stockholders of the Company provide prior approval for the repricing.
     (c) Termination. This Plan shall terminate on April 20, 2021, unless the Board terminates this Plan earlier or the term is extended with the approval of the stockholders of the Company. The termination of this Plan shall not impair the power and authority of the Board or the committee with respect to an outstanding award.
     15. Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to:

•	limit the right of the Board to grant awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including awards to employees of those entities who become employees, or for other proper corporate purposes; or

•	limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.
Without limiting the foregoing, the Board may grant an award to an employee of another corporation or other entity who becomes an employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by that corporation or other entity. The terms and conditions of the awards may vary from the terms and conditions this Plan requires and from those of the substituted stock awards, as the Board determines.
     16. Right to Terminate Employment. Nothing contained in this Plan or in any award agreement entered into pursuant to this Plan shall confer upon any grantee the right to continue in the employment of the Company or any of its subsidiaries or the Group or affect any right that the Company or any of its subsidiaries or the Group may have to terminate the employment of the grantee.
     17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available the number of shares of Class A common stock needed to satisfy the requirements of this Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which the Company’s counsel has deemed such authority to be necessary to the lawful issuance and sale of any shares under this Plan, shall relieve the Company of any liability for the failure to issue or sell any shares as to which the Company has not obtained such requisite authority.
     18. Effect on Other Plans. Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any of its subsidiaries or the Group. The Company shall not use any awards granted pursuant to this Plan in determining the benefits provided under any other plan unless specifically provided.
     19. Forfeiture for Dishonesty. Notwithstanding anything to the contrary in this Plan, if the Board finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any grantee, that the grantee has engaged in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of his employment that damaged the Company or any of its subsidiaries or the Group or that the grantee has disclosed confidential information of the Company or any of its subsidiaries or the Group, the grantee shall forfeit all unexercised or unvested awards and all exercised or vested awards under which the Company has not yet delivered the certificates or cash payments therefor. The decision of the Board in interpreting and applying the provisions of this Section 19 shall be final. No decision of the Board, however, shall affect the finality of the discharge or termination of the grantee.
     20. No Prohibition on Corporate Action. No provision of this Plan shall be construed to prevent the Company or any officer or director of the Company from taking any action the Company or such officer or director of the Company deems to be appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on this Plan or any awards granted under this Plan, and no grantee or grantee’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director of the Company as a result of the taking of the action.
     21. Indemnification. With respect to the administration of this Plan, the Company shall indemnify each present and future member of the committee and the Board against, and each member of the committee and the Board shall be entitled without further action on such member’s part to indemnity from the Company for, all expenses, including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself, such member reasonably incurs in connection with or arising out of, any action, suit or proceeding in which he or she may be involved by reason of being or having been a member of the committee or the Board, whether or not he or she continues to be such member at the time of incurring such expenses; provided, however, that this indemnity shall not include any expenses such member incurs (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the committee or the Board; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth in this Section 21 shall be available to or enforceable by any such member of the committee or the Board unless, within 60 days after institution of any such action, suit or proceeding, he or she shall have offered the Company in writing the opportunity to handle and defend the same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the committee or the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.
     22. Miscellaneous Provisions.
     (a) Compliance with Plan Provisions. No grantee or other person shall have any right with respect to this Plan, the Class A common stock reserved for issuance under this Plan or in any award until the Company and the grantee executed a written agreement and all the terms, conditions and provisions of this Plan and the award applicable to the grantee have been met.

     (b) Approval of Counsel. In the discretion of the Board, no shares of Class A common stock, other securities or property of the Company or other forms of payment shall be issued under this Plan with respect to any award unless counsel for the Company is satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.
     (c) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to this Plan or to awards granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that, if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.
     (d) Section 409A Compliance. This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations issued thereunder. To the extent of any inconsistencies with the requirements of Section 409A, this Plan shall be interpreted and amended in order to meet the requirements of Section 409A. Notwithstanding anything contained in this Plan to the contrary, it is the intent of the Company to have this Plan interpreted and construed to comply with any and all provisions Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.
     (e) Effects of Acceptance of the Award. By accepting any award or other benefit under this Plan, each grantee and each person claiming under or through the grantee shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or the committee or its delegates.
     Date of Adoption by Board: March 7, 2011.